Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - April 2007

Series Deal Size Expected Maturity		1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
Yield		16.38%	16.37%	16.38%
Less:	Coupon	5.62%	5.57%	5.56%
	Servicing Fee	1.50%	1.50%	1.50%
	Net Credit Losses	4.01%	4.01%	4.01%
Excess Spread:
	April-07	5.25%	5.29%	5.31%
	March-07	6.73%	6.78%	6.80%
	February-07	5.54%	5.59%	5.60%
Three Month Average Excess Spread		5.84%	5.89%	5.90%
Delinquency:
	30 to 59 Days	0.85%	0.85%	0.85%
	60 to 89 Days	0.61%	0.61%	0.61%
	90+ Days	1.42%	1.42%	1.42%
	Total	2.88%	2.88%	2.88%
Principal Payment Rate		18.59%	18.59%	18.59%